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                                                                    Exhibit 23.2

             [LETTERHEAD OF ANDERSON ASSOCIATES, LLP APPEARS HERE]




                       INDEPENDENT ACCOUNTANTS' CONSENT



The Board of Directors
Patapsco Bancorp, Inc.:


We consent to incorporation by reference in the registration statement (No. 333-13975) on Form S-8 of Patapsco Bancorp, Inc. of our report dated August 7, 1998, relating to the consolidated statements of financial condition of Patapsco Bancorp, Inc. and Subsidiary as of June 30, 1998, and the related consolidated statements of income, stockholders' equity and cash flows for the year then ended, which report appears in the June 30, 1998 Annual Report of Form 10-KSB of Patapsco Bancorp, Inc.


                                                 /s/ Anderson Associates LLP
                                                 Anderson Associates, LLP


Baltimore, Maryland
September 25, 1998